Exhibit 99.1

      [LOGO OF NETSCOUT(R)]

      Contact:

      Catherine Taylor
      Director of Investor Relations
      NetScout Systems, Inc.
      978-614-4286
      IR@netscout.com

                     NETSCOUT SYSTEMS REPORTS SECOND QUARTER
                        FINANCIAL RESULTS FOR FISCAL 2006

                          Revenue Up 15% Year-over-Year
                      Adjusted Operating Margin Up Over 8%

WESTFORD, Mass., October 26, 2005 - NetScout Systems, Inc. (NASDAQ: NTCT), a leading provider of network and application performance management solutions, today announced financial results for its second quarter of fiscal year 2006.

      Revenue for the second quarter of fiscal year 2006 was $23.6 million, compared to revenue of $23.5 million in the previous quarter and revenue of $20.5 million in the second quarter of fiscal year 2005. Net profit for the quarter was $1.5 million, or $0.05 per diluted share, compared to net profit of $652,000, or $0.02 per diluted share, for the previous quarter and compared to a net profit of $1.1 million, or $0.03 per diluted share, in the second quarter of fiscal year 2005.

      On an adjusted basis, the net profit for the second quarter of fiscal year 2006 was $1.7 million, or $0.05 per diluted share, compared to net profit of $945,000, or $0.03 per diluted share for the first quarter of fiscal year 2006. Adjusted net profit and earnings per share excludes non-cash acquisition and stock-based compensation expenses and related tax adjustments. Adjusted earnings are presented because management believes they better reflect operational trends and performance. A reconciliation to GAAP results is provided on the Statements of Operations included in this release.

      "With the quarterly revenue up 15% year-over-year, we are beginning to see significant operating leverage. We remain focused on our goal of attaining 10% adjusted operating margin by the fourth quarter. This will be largely driven by strong year-over-year product revenue growth, a positive indicator of the adoption of our nGenius solution within our customer base," said Anil Singhal, President and CEO of NetScout Systems. "The increasing interest in our continuously expanding product set, was further validated by the inputs and comments we received at our largest ever User Forum, held during October," he added.

GUIDANCE:
---------

      For the third quarter of fiscal year 2006, the Company expects revenue to be in the range of $24.0 million to $25.0 million and net profit per diluted share on a GAAP basis to be in the range of $0.03 to $0.05. On an adjusted basis, the Company expects net profit per diluted share to be in the range of $0.04 to $0.06. The Company reiterates its previous guidance of attaining 10% adjusted operating margin by the fourth quarter and expects FY 2006 revenue growth to be at the low end of its 15-20% target range.

FINANCIAL HIGHLIGHTS FOR THE SECOND QUARTER:
--------------------------------------------

      o Total revenue increased 1% sequentially and increased 15% from the second quarter of fiscal year 2005. Product revenue was flat sequentially and increased 23% from the second quarter of fiscal year 2005. Service revenue increased 4% sequentially and increased 10% from the second quarter of fiscal year 2005.

      o Gross margin was 77% of total revenue, up 2 points sequentially and up 1 point compared to the second quarter of fiscal year 2005.

      o Cash and short and long-term marketable securities increased by $224,000 to $77.5 million, and decreased by $739,000 year-over-year. The decrease in cash year-over-year is a result of the acquisition of Quantiva.

      o     31 new customers were added worldwide.

      o     254 customers made repeat purchases.

      o     55 customers placed orders over $100,000.

      o Direct sales represented 35% of total revenue; indirect sales to resellers represented 65% of total revenue.

      o     International business comprised approximately 18% of total revenue.

PRODUCT AND COMPANY HIGHLIGHTS FOR THE SECOND QUARTER:
------------------------------------------------------

      o NetScout received the Computerworld Horizon Award for its Progressive Analytics technology. The Horizon Awards are selected by a group of independent CIOs and presented to companies with the most innovative, promising new technologies. NetScout's Progressive Analytics technology automates the process of detecting and diagnosing application and network performance problems before they impact critical business services. The patent-pending technology uses real time performance metrics to establish statistically expected behavior values using advanced modeling and analytics.

      o NetScout achieved certification of its nGenius Performance Management System's integration with HP OpenView Network Node Manager. Accompanying the certification, NetScout has become a Platinum Business Partner in the HP Enterprise Management Alliance Program.

      o NetScout refreshed its line of nGenius Flow Recorder products with new Workgroup models at a lower price and Enterprise models offering more powerful performance troubleshooting features, including improved expert analysis and ease-of-use functionality. For deployment flexibility nGenius Flow Recorders are available in 4- and 8- port configurations and can be used in a variety of LAN and WAN network topologies, either via direct attachment or via nGenius Probes.

      o NetScout released the new Workgroup version of its flagship nGenius Performance Manager software providing the same fully integrated application and network performance management capabilities scaled down to a smaller number of managed elements and at a lower price.

      o In early October, NetScout hosted its fourth annual User Forum conference, titled "Automation; From Reactive to Proactive", with a record number of attendees. Customers from around the world attended the three-day conference, to meet with NetScout executives and engineers, share best practices, and learn about NetScout's new products and directions.

CONFERENCE CALL INSTRUCTIONS:
-----------------------------

      The Company invites shareholders to listen to its conference call today at 4:30 p.m. ET, which will be webcast live through the Company's website at http://www.netscout.com. Alternatively, people can listen to the call by dialing 800-230-1074 for U.S./Canada and 612-288-0318 for international callers. A replay of the call will be available after 8:00 p.m. ET on October 26 for approximately two weeks. The number for the replay is 800-475-6701 for U.S./Canada and 320-365-3844 for international callers. The access code is 800464.

ABOUT NETSCOUT SYSTEMS, INC.
----------------------------

      NetScout Systems, Inc. (NASDAQ: NTCT) is a market leader and pioneer of integrated network performance management products that unify performance across the enterprise. NetScout's nGenius(R) Performance Management System is helping more than 3,000 leading companies increase their return on infrastructure investments by optimizing the performance of networks and applications according to business priorities. NetScout is headquartered in Westford, Massachusetts and has offices worldwide. Further information is available at http://www.netscout.com.

SAFE HARBOR:
------------

Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and other federal securities laws. Investors are cautioned that statements in this press release, which are not strictly historical statements, including the plans, objectives and future financial performance of NetScout and the statements concerning the expected effects, synergies and product offerings resulting from the Quantiva acquisition, constitute forward-looking statements which involve risks and uncertainties. Actual results could differ materially from the forward-looking statements. Risks and uncertainties which could cause actual results to differ include, without limitation, risks and uncertainties associated with the Company's relationships with strategic partners, dependence upon broad-based acceptance of the Company's network performance management solutions, the Company's ability to achieve and maintain a high rate of growth, the effects and challenges related to the Quantiva acquisition, including any integration issues, introduction and market acceptance of new products and product enhancements such as the delivery of nGenius product platform probes and software solutions, High Definition Performance Management functionality, the analytic solutions acquired from Quantiva and the implementation of the Company's CDM Technology strategy, the ability of the Company to take advantage of service provider opportunities, competitive pricing pressures, reliance on sole source suppliers, successful expansion and management of direct and indirect distribution channels and dependence on proprietary technology, as well as risks associated with a continued climate of tight IT spending, and risks of further slowdowns or downturns in economic conditions generally and in the market for network performance management solutions specifically. For a more detailed description of the risk factors associated with the Company, please refer to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2005 and its quarterly report on Form 10-Q for the quarter ended June 30, 2005 on file with the Securities and Exchange Commission. NetScout assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

(C)2005 NetScout Systems, Inc. All rights reserved. NetScout and the NetScout logo, nGenius, and Quantiva are registered trademarks of NetScout Systems, Inc. The CDM logo, MasterCare and the MasterCare logo, are trademarks of NetScout Systems, Inc. Other brands, product names and trademarks are property of their respective owners.

                                     # # # #

The Company's condensed consolidated statements of operations and balance sheets are attached.

                             NetScout Systems, Inc.
                 Condensed Consolidated Statements of Operations
                                 (In thousands)
                                   (Unaudited)

                                                                       Three Months Ended          Six Months Ended
                                                                         September 30,               September 30,
                                                                    -----------------------    ------------------------
                                                                       2005         2004          2005          2004
                                                                    ----------   ----------    ----------    ----------
Revenue:
   Product                                                          $   15,069   $   12,224    $   30,115    $   23,784
   Service                                                               8,581        7,826        16,852        15,931
   License and royalty                                                       -          439           184           871
                                                                    ----------   ----------    ----------    ----------
      Total revenue                                                     23,650       20,489        47,151        40,586
                                                                    ----------   ----------    ----------    ----------
Cost of revenue:
     Product (including amortization expense related to acquired
       software of $105, $0, $192, and $0, respectively)                 4,300        3,901         8,926         7,554
     Service                                                             1,177        1,077         2,434         2,142
                                                                    ----------   ----------    ----------    ----------
       Total cost of revenue                                             5,477        4,978        11,360         9,696
                                                                    ----------   ----------    ----------    ----------
Gross margin                                                            18,173       15,511        35,791        30,890
                                                                    ----------   ----------    ----------    ----------
Operating expenses:
   Research and development (including stock-based
     compensation of $83, $0, $142, and $0, respectively)                4,639        4,058         9,253         8,377
   Sales and marketing (including stock-based
     compensation of $24, $0, $44, and $0, respectively)                 9,532        8,802        19,554        17,585
   General and administrative (including stock-based
     compensation of $8, $0, $8, and $0, respectively)                   2,211        1,806         4,496         3,760
   Amortization of other intangible assets                                  39            -            71             -
   In-process research and development                                       -            -           143             -
                                                                    ----------   ----------    ----------    ----------
       Total operating expenses                                         16,421       14,666        33,517        29,722
                                                                    ----------   ----------    ----------    ----------
Income from operations                                                   1,752          845         2,274         1,168
Interest income and other expenses, net                                    569          119         1,083           298
                                                                    ----------   ----------    ----------    ----------
Income before income tax expense                                         2,321          964         3,357         1,466
Income tax expense                                                         867          (93)        1,251           112
                                                                    ----------   ----------    ----------    ----------
Net income                                                          $    1,454   $    1,057    $    2,106    $    1,354
                                                                    ==========   ==========    ==========    ==========
Basic net income per share                                          $     0.05   $     0.03    $     0.07    $     0.04
Diluted net income per share                                        $     0.05   $     0.03    $     0.07    $     0.04
Shares used in computing:
     Basic net income per share                                         30,970       30,533        30,905        30,491
     Diluted net income per share                                       31,614       31,288        31,512        31,517

Reconciliation of GAAP & adjusted income from operations:
GAAP income from operations                                         $    1,752   $      845    $    2,274    $    1,168
Stock-based compensation                                                   115            -           194             -
Amortization of acquired intangible assets                                 144            -           263             -
In-process research and development                                          -            -           143             -
                                                                    ----------   ----------    ----------    ----------
Adjusted income from operations excluding acquisition
  and stock-based compensation costs                                     2,011          845         2,874         1,168
                                                                    ----------   ----------    ----------    ----------
Reconciliation of GAAP & adjusted net income:
GAAP net income                                                     $    1,454   $    1,057    $    2,106    $    1,354
Stock-based compensation                                                   115            -           194             -
Amortization of acquired intangible assets                                 144            -           263             -
In-process research and development                                          -            -           143             -
Tax adjustment(1)                                                            8            -           (40)            -
                                                                    ----------   ----------    ----------    ----------
Adjusted net income excluding acquisition
  and stock-based compensation costs                                $    1,721   $    1,057    $    2,666    $    1,354
                                                                    ==========   ==========    ==========    ==========
Adjusted basic net income per share excluding
  acquisition related and stock-based compensation costs            $     0.06   $     0.03    $     0.09    $     0.04

Adjusted diluted net income per share excluding
  acquisition related and stock-based compensation costs            $     0.05   $     0.03    $     0.08    $     0.04

Shares used in computing adjusted basic net income
  per share                                                             30,970       30,533        30,905        30,491

Shares used in computing adjusted diluted net income
  per share                                                             31,614       31,288        31,512        31,517

(1) Tax adjustment for three and six month periods ending September 30, 2005, which was the period of the Quantiva acquisition, assumes an annual effective tax rate of 33% which represents an effective tax rate before factoring in costs related to the acquisition of Quantiva and stock-based compensation.

                             NETSCOUT SYSTEMS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                       SEPTEMBER 30,     MARCH 31,
                                                           2005            2005
                                                       -------------   ------------
ASSETS
Current assets:
   Cash and cash equivalents                           $      32,706   $     57,070
   Marketable securities                                      38,796         26,793
   Accounts receivable, net                                   12,204         11,886
   Inventories                                                 4,514          3,114
   Refundable income taxes                                     1,419          1,399
   Deferred income taxes                                       2,318          2,356
   Prepaids and other current assets                           2,098          3,003
                                                       -------------   ------------
      Total current assets                                    94,055        105,621

Fixed assets, net                                              6,880          6,011
Capitalized software development costs                             -            221
Other intangible assets, net                                   1,302              -
Goodwill                                                      36,561         28,839
Deferred income taxes                                          6,640          7,586
Restricted cash                                                1,334              -
Other assets                                                       9              9
Long-term marketable securities                                6,007              -
                                                       -------------   ------------
        Total assets                                   $     152,788   $    148,287
                                                       =============   ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                    $       3,481   $      2,520
   Accrued compensation                                        6,585          6,385
   Accrued other                                               3,073          2,976
   Deferred revenue                                           16,272         17,680
                                                       -------------   ------------
      Total current liabilities                               29,411         29,561
Long-term liabilities:
    Accrued compensation                                          35              -
    Deferred acquisition payment - Quantiva                    1,334              -
    Long-term deferred revenue                                 1,124          1,277
                                                       -------------   ------------
      Total long-term liabilities                              2,493          1,277

       Total liabilities                                      31,904         30,838
                                                       -------------   ------------
Stockholders' equity:
   Common stock                                                   35             35
   Additional paid-in capital                                114,338        112,286
   Accumulated other comprehensive income                       (114)          (130)
   Deferred compensation                                        (739)             -
   Treasury stock                                            (26,490)       (26,490)
   Retained earnings                                          33,854         31,748
                                                       -------------   ------------
      Total stockholders' equity                             120,884        117,449
                                                       -------------   ------------
        Total liabilities and stockholders' equity     $     152,788   $    148,287
                                                       =============   ============